Exhibit 7.2

March 14, 2006

Securities and Exchange Commission
450 Fifth Street SW
Washington, DC 20549

Re: PowerCold Corp.
Commission File Number 33-19584

Dear Sirs:

We are in agreement with the statements made by the above registrant in its Form 8-K dated March 14, 2006 concerning the non-reliance on previously issued financial statements for the quarters ending March 31, 2005, June 30, 2005, and September 30, 2005.

Sincerely,

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, WA